                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    The Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 12, 2001
                                                        -----------------

                       Home Security International, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      001-14502                98-0169495
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(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File number)          Identification No.)



           Unit 3, 167 Prospect Highway
            Seven Hills, NSW Australia                           2147
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     (Address of principal executive offices)                 (Zip Code)



   Registrant's telephone number, including area code: (011) (612) 9936-2424
                                                       ---------------------



--------------------------------------------------------------------------------
          Former name or former address, if changed since last report
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Item 1. Changes in Control of Registrant.
        ---------------------------------

     On January 22, 2001, Brad Cooper ("Cooper"), chief executive officer of Home Security International, Inc. ("HSI" or the "Company") filed a Schedule 13D/A to announce his purchase of a controlling interest of the Company's outstanding shares of common stock. All information contained in this Current Report of the Company on Form 8-K is based upon the information stated in said Schedule.

     On January 12, 2001, The Goodwill Group Pty Limited ("Goodwill"), a company owned and controlled solely by Cooper, purchased 2,730,500 shares of the Company's common stock from FAI Home Security Holdings Pty Limited ("FAI") for approximately $701,738 ($0.257 per share). The FAI position accounted for approximately forty-seven percent (47%) of the outstanding shares of the Company's common stock. The consideration for said purchase was structured as follows: Goodwill paid FAI approximately $140,347.20 in cash and issued to FAI a promissory note for the approximate remaining amount of $561,390. The promissory note requires that Goodwill pay to FAI: approximately $112,278 on or before June 30, 2001; approximately $140,347 on or before December 31, 2001 and; approximately $308,765 on or before December 31, 2001. The promissory note does not bear interest unless Goodwill defaults on any of the above stated payments, at which point the promissory note shall bear interest at a rate at the lesser of ten percent (10%) per annum or the higher rate then allowable by applicable law. The approximate cash payment of $140,347 by Goodwill to FAI came from a portion of a loan in the approximate amount of $531,461 from Negresco Investments Limited, a British Virgin Island company ("Negresco"), beneficially owned by Paul Brown, an affiliate and director of the Company. Although the loan document between Negresco and Goodwill has not been finalized as of the date hereof, the agreed upon terms provide that: (i) the loan shall bear interest at a rate of six percent (6%) per annum, (ii) both principal and interest under the loan shall be due in full no later than two years from the date of the loan, and
(iii) the loan shall be secured by a secondary interest in the 2,730,500 shares of the Company's common stock purchased from FAI, a second mortgage on Cooper's home and a personal guaranty from Cooper.

     In connection with this transaction, a stock purchase agreement was entered into between Goodwill and FAI. Pursuant to the terms of the stock purchase agreement, Goodwill entered into a pledge agreement and irrevocable proxy (the "Proxy"). Should Goodwill fail to make a required payment under the terms of the promissory note, an event of default would occur thereby permitting FAI, in its sole discretion, to transfer to or register the 2,730,500 shares of common stock covered by the Proxy in its own name. Until such an event of default occurs, Goodwill controls all voting rights of the 2,730,500 shares of common stock covered by the Proxy. Should Goodwill fully pay FAI in accordance with the terms of the promissory note, but fail to pay the principal and interest under the Negresco loan within two years from the date of the loan, then Negresco could take control of all or a portion of the 2,730,500 shares.

     Based upon on the information in said Schedule and including shares and options held by Cooper prior to the FAI transaction, Cooper has acquired beneficial ownership of 3,422,894 shares of the Company's common stock.
Assuming exercise of those options exercisable or exercisable within sixty days of the date hereof (150,000), Cooper's beneficial ownership equals 57.26% of the total number of Company common shares outstanding.
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                       HOME SECURITY INTERNATIONAL, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this 8-K report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          HOME SECURITY INTERNATIONAL, INC.

                          By:/s/ Terrence Youngman
                             ---------------------------
                                 Terrence Youngman
                                 President



Dated: January 23, 2001